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                                                                    EXHIBIT 10.1


                                PROMISSORY NOTE

$365,625.00                     Dallas, Texas                   October 22, 1993

         FOR VALUE RECEIVED, the undersigned promises to pay to the order of Liberte Investors, a Massachusetts business trust (the "Lender"), at 1420 Viceroy Drive, Dallas, Texas 75265, the principal sum of three hundred sixty five thousand six hundred and twenty-five dollars ($365,625.00) with interest on the principal balance from time to time remaining unpaid prior to maturity, at a rate of five percent (5%) per annum, which interest shall be calculated semi-annually, and the amount so calculated shall be added to the principal amount due hereunder semi-annually; the principal balance of the indebtedness represented by this Note and any accrued interest thereon shall become due and payable in full five and one-half (5-1/2) years from the date of this Note.

         The undersigned certifies that he has used the proceeds of the loan evidenced by this Note to purchase 650,000 shares of Beneficial Interest (the "Shares") of the Lender upon the undersigned's exercise of certain stock options for Shares granted to him by the Lender. The undersigned acknowledges that the Lender's principal reason for making the loan evidenced by this Note is to enable the undersigned, as a key employee, to exercise his options to acquire the Shares and thereby participate in the growth of the Lender through ownership of the Shares and their potential appreciation.

         The principal hereof may be prepaid, in whole or in part, together with accrued interest on the amount prepaid, at any time, without premium or penalty.

         At the option of the Lender hereof, the unpaid principal balance hereof, and all accrued and unpaid interest hereon, shall at once become due and payable, without notice or demand, upon a default in the payment of the principal hereof or interest hereon or upon a default in the performance of any other provisions herein or in the Pledge Agreement (hereinafter defined), and said default continues for 15 calendar days after written notice thereof by the Lender to the undersigned.

         All past due principal hereof and interest hereon, if permitted by applicable law, shall bear interest at the rate of 10% per annum.

         Except as otherwise expressly provided herein, the undersigned waives demand, presentment, notice of intention to accelerate the indebtedness evidenced hereby, notice of dishonor, notice of acceleration, diligence in collecting, grace, notice and protest, and consents to all extensions which, from time to time, may be granted by the Lender and to all partial payments hereon, whether before or after maturity.
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         If this Note is not paid when due, whether at maturity or by acceleration, or if this Note is collected through a bankruptcy, probate or other court, whether before or after maturity, the undersigned agrees to pay all costs of collection, including, but not limited to, reasonable attorneys' fees and expenses, incurred by the Lender.

         All agreements between the undersigned and Lender hereof, whether now existing or hereafter arising, and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to the Lender for the use, forbearance or detention of the money to be loaned hereunder or otherwise, or for the performance or payment of any covenant or obligation contained herein, exceed the maximum amount permissible under applicable laws of the State of Texas or the laws of the United States of America, whichever laws allow the higher rate of interest. If from any circumstance whatsoever fulfillment of any provision hereof at the time performance of such provision shall be due shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance the Lender hereof shall ever receive anything of value deemed interest under applicable law that would exceed interest at the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing hereunder and not to the payment of interest or if such excessive interest exceeds the unpaid balance of principal hereunder and such other indebtedness, such excess shall be refunded to the undersigned. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved or received in connection herewith which are made for the purpose of determining whether such rate exceeds the highest lawful rate shall be made to the extent permitted by such applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of this Note, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, reserved or received. The terms and provisions of this paragraph shall control all agreements between the undersigned and the Lender.

         Payment of the indebtedness evidenced by this Note is secured by and this Note is entitled to the benefits and security afforded by a Stock Pledge and Security Agreement of even date herewith (herein, the "Pledge Agreement") by and between the undersigned and the Lender encumbering certain Collateral, including, without limitation, the undersigned's Shares as described therein.

         Notwithstanding anything herein contained to the contrary, in the event of any default in the payment of this Note or default in the performance of the Pledge Agreement, the undersigned, his principals, their heirs, legal representatives and any permitted successors and assigns, shall be liable for the payment of not more





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than fifty-three thousand three hundred and four dollars ($53,304.00) of the sums due hereunder or under the liens securing payment hereof (including, but not limited to, reasonable attorneys' fees), any amounts outstanding and owing on this Note in excess of fifty-three thousand three hundred and four dollars ($53,304.00) may be satisfied only out of the Collateral (as defined in the Pledge Agreement) securing the payment of this Note. Accordingly, the Lender shall have as its sole recourse and remedy for the repayment of any such amounts owing over fifty-three thousand three hundred and four dollars ($53,304.00), the right to foreclose the liens on the Collateral securing the payment hereof pursuant to the Pledge Agreement or otherwise to satisfy the payment of any and all such amounts, then or thereafter owing hereon or upon the liens on the Collateral securing the payment hereof, and the Lender shall have no right to seek and/or obtain a judgment against the undersigned, his principals, their heirs, legal representatives and any permitted successors or assigns, for a deficiency, if any, in excess of fifty-three thousand three hundred and four dollars ($53,304.00). This paragraph shall not in any manner limit or restrict the rights of the Lender to foreclose against the Collateral under the Pledge Agreement in the event of failure to make any payments as set forth herein or upon any other default under this Note or under the Pledge Agreement.




                                                      __________________________
                                                      Robert Ted Enloe III





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